Exhibit 10.1

RESTITUTION AGREEMENT

This Restitution Agreement (this “Agreement”) is made as of August 18, 2005 by and among Michael Snyder (“Snyder”) on the one hand, and Red Robin Gourmet Burgers, Inc. and Red Robin International, Inc. on the other hand (collectively, the “Company”).

RECITALS

A. WHEREAS, Snyder and the Company are parties to that certain Retirement and General Release Agreement dated as of August 10, 2005 (the “Retirement Agreement”); and

B. WHEREAS, pursuant to Section 3 of the Retirement Agreement, Snyder is obligated to reimburse the Company for certain travel, lodging, entertainment and other expenses incurred since 2001 (the “Disallowed Expenses”); and

C. WHEREAS, after conferring with Snyder, a special committee of the Company’s board of directors (the “Special Committee”) has determined the amount of Disallowed Expenses to be reimbursed by Snyder under Section 3 of the Retirement Agreement; and

D. WHEREAS, without admitting or denying the accuracy of the Special Committee’s determination as to the amount of the Disallowed Expenses, Snyder desires to accept the Special Committee’s determination in an effort to resolve this matter promptly for the benefit of the Company; and

E. WHEREAS, the Company and Snyder desire to effect a final settlement of all amounts due and owing by Snyder to the Company under Section 3 of the Retirement Agreement.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, Snyder and the Company voluntarily agree as follows:

1. Definitions. Unless the context otherwise requires, all capitalized terms used in this Agreement without definition shall have the meanings given such terms in the Retirement Agreement.

2. Repayment of Disallowed Expenses.

(a) Snyder and the Company hereby agree that, as determined by the Special Committee, the amount of Disallowed Expenses required to be reimbursed by Snyder to the Company pursuant to Section 3 of the Retirement Agreement is $1,250,000, inclusive of all interest due under such Section 3. Without admitting or denying the accuracy of the Special Committee’s determination, Snyder hereby accepts the Special Committee’s determination of the amount due from Snyder to the Company pursuant to Section 3 of the Retirement Agreement, and Snyder hereby waives all rights under Section 3 of the

Retirement Agreement (i) to petition the Special Committee, or (ii) otherwise to challenge the determination of the Special Committee with respect to such amount.

(b) Not later than August 19, 2005, Snyder shall pay to the Company the sum of $1,250,000 in immediately available funds. Payment of such amount by Snyder to the Company shall constitute full and complete satisfaction of Snyder’s obligations to the Company under Section 3 of the Retirement Agreement.

3. Choice of Law. This Agreement shall be deemed to have been executed and delivered within the State of Colorado, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado without regard to principles of conflict of laws.

4. Waiver. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

5. Section Headings. Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

6. Arbitration. Any dispute or controversy arising out of interpretation or enforcement of this Agreement shall be resolved pursuant to the terms set forth in Section 14 and Section 15 of the Employment Agreement.

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The undersigned have read and understand the consequences of this Agreement and voluntarily sign it. The undersigned declare under penalty of perjury under the laws of the State of Colorado that the foregoing is true and correct.

EXECUTED this 18th day of August 2005, at Arapahoe County, Colorado.

“Snyder”

/s/ Michael Snyder
Michael Snyder

EXECUTED this 18th day of August 2005, at Arapahoe County, Colorado.

“Company”

RED ROBIN GOURMET BURGERS, INC.

By	/s/ Dennis B. Mullen
DennisB. Mullen Chief Executive Officer

RED ROBIN INTERNATIONAL, INC.

By	/s/ Dennis B. Mullen
Dennis B. Mullen Chief Executive Officer

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